UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39336	82-3204328
(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on June 10, 2026, Ignite Proteomics, LLC, a Delaware limited liability company (“Ignite”) and a wholly-owned subsidiary of Aditxt, Inc. (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Copley Acquisition Corp, a Cayman Islands exempted company (“Copley”), Ignite Proteomics Holdings, Inc., a Delaware corporation (“Pubco”), Ignite Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Ignite Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), Jeffrey M. Busch, solely in his capacity as the Seller Representative, and Chibo Tang, solely in his capacity as the SPAC Representative.

Termination of Business Combination Agreement

On October 9, 2026, the parties to the Business Combination Agreement entered into a Mutual Termination Agreement (the “Termination Agreement”), pursuant to which Copley and Ignite mutually agreed to terminate the Business Combination Agreement pursuant to Section 8.1(a) thereof, effective immediately.

As a result of the Termination Agreement, no party has any further rights, remedies, liabilities or obligations under the Business Combination Agreement, except that Sections 6.14, 6.15, 8.2 and 9.1 and Article X thereof survive. Each Ancillary Document (as defined in the Business Combination Agreement), including the Seller Support Agreements, the Insider Letter Amendment and the Lock-Up Agreements, automatically terminated concurrently with the Business Combination Agreement. The Termination Agreement also provides that each party will bear its own expenses and contains mutual releases of claims relating to the Business Combination Agreement and the transactions contemplated thereby, other than claims under the Termination Agreement.

The foregoing description of the Business Combination Agreement and the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2026, and the Termination Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws. These forward-looking statements include statements regarding the potential effects of the termination of the Business Combination Agreement on the Company and its business, operations, financial condition and future plans. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the potential financial, operational and other consequences of the termination of the Business Combination Agreement; costs and expenses incurred in connection with the terminated transaction; the Company’s ability to pursue alternative strategic transactions or business opportunities; the Company’s ability to obtain additional financing and maintain sufficient liquidity to fund its operations; and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated as of October 9, 2026, by and among Copley Acquisition Corp, Ignite Proteomics, LLC, Ignite Proteomics Holdings, Inc., Ignite Merger Sub I Inc., Ignite Merger Sub II LLC, and the other parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: October 15, 2026

By:	/s/ Jeffrey M. Busch
Name:	Jeffrey M. Busch
Title:	Interim Chief Executive Officer

3